UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

EDGEWATER TECHNOLOGY, INC.

(Alithya USA, Inc., as successor by merger to Edgewater Technology, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 320

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2018 (the “Effective Date”), 9374-8572 Delaware Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Alithya Group inc., a newly-formed Québec corporation (“New Alithya”), merged with and into Edgewater Technology, Inc., a Delaware corporation (“Edgewater”), with Edgewater surviving as a wholly-owned subsidiary of New Alithya (the “Merger”). The Merger was effected pursuant to the Arrangement Agreement, dated as of March 15, 2018, as amended by Amendment No. 1 thereto dated as of September 10, 2018 and Amendment No. 2 thereto dated as of October 17, 2018 (as so amended, the “Arrangement Agreement”), among Alithya Group Inc., a Québec corporation (“Alithya”), New Alithya, Merger Sub and Edgewater. On the Effective Date, each of Alithya and Edgewater became a wholly-owned subsidiary of New Alithya in accordance with the Arrangement Agreement and an arrangement approved by Superior Court of Québec (the “Arrangement”) and Edgewater was renamed “Alithya USA, Inc.”

Pursuant to the terms of the Arrangement Agreement, upon the completion of the Merger, each issued and outstanding share of common stock, U.S.$0.01 par value per share, of Edgewater (“Edgewater Common Stock”) was converted into the right to receive 1.1918 fully-paid and nonassessable shares of New Alithya Class A subordinate voting stock, no par value (“New Alithya Subordinate Voting Shares”), rounded up to the nearest whole New Alithya Subordinate Voting Share. In addition, on October 19, 2018, the Edgewater Board of Directors declared a special cash dividend in the amount of U.S.$1.15 per share of Edgewater Common Stock payable on or around November 9, 2018 to Edgewater’s stockholders of record at the close of business on October 31, 2018. Due to the contingent nature of the Edgewater special cash dividend, Edgewater Common Stock traded with “due bills” representing an assignment of the right to receive the special cash dividend during the period from October 30, 2018 until the close of trading on November 1, 2018. Edgewater stockholders who sold their shares through NASDAQ on or after October 30, 2018 until the closing of trading on November 1, 2018 also sold their entitlement to the special cash dividend to the respective purchasers of shares.

On the Effective Date, each common share, no par value (“Alithya Common Shares”), of Alithya and each multiple voting common share, no par value (“Alithya Multiple Voting Shares” and, together with Alithya Common Shares, “Alithya Shares”), of Alithya then issued and outstanding were cancelled and automatically converted into the right to receive one newly issued New Alithya Subordinate Voting Share and one newly issued Class B multiple voting share, no par value (“New Alithya Multiple Voting Shares” and, together with New Alithya Subordinate Voting Shares, “New Alithya Shares”), of New Alithya, respectively. On the Effective Date, the former stockholders of Edgewater and the former shareholders of Alithya were issued approximately 40% and 60% of the total number New Alithya Shares on a fully-diluted basis, respectively (excluding the New Alithya Subordinate Voting Shares issued to investors in Alithya’s private placement that closed on October 30, 2018). However, because New Alithya Multiple Voting Shares were issued only to those former Alithya shareholders which previously held Alithya Multiple Voting Shares, the former stockholders of Edgewater and the former shareholders of Alithya received on the Effective Date approximately 16% and 84% of the total voting power of the total New Alithya Shares then issued, respectively (excluding the New Alithya Subordinate Voting Shares issued to investors in Alithya’s private placement that closed on October 30, 2018).

The issuance of New Alithya Subordinate Voting Shares in connection with the Arrangement was registered under the Securities Act of 1933, as amended, pursuant to New Alithya’s registration statement on Form F-4 (File No. 333-227310) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 27, 2018. The prospectus/proxy statement dated September 28, 2018 (the “Prospectus/Proxy Statement”) and the supplement thereto dated October 23, 2018 (the “Supplement”), as filed under the Registration Statement, contains additional information about the Merger and the Arrangement. Additional information about the Merger and the Arrangement is also contained in Current Reports on Form 8-K filed by Edgewater and incorporated by reference into the Prospectus/Proxy Statement.

The New Alithya Subordinate Voting Shares have been approved for listing (subject only to official notice of issuance), on the Nasdaq Capital Market and conditionally approved for listing on the Toronto Stock Exchange (subject only to satisfaction of customary listing conditions) under the symbol “ALYA”. New Alithya anticipates that trading in the New Alithya Subordinate Voting Shares will commence on the Nasdaq Capital Market and the Toronto Stock Exchange on or about November 2, 2018.

In connection with the completion of the Arrangement, New Alithya received binding agreements from certain former Edgewater stockholders and Alithya shareholders not to sell their New Alithya Subordinate Voting Shares or New Alithya Multiple Voting Shares for a minimum period of 12 months following the Effective Date, without receiving New Alithya’s prior written consent. Those former Edgewater stockholders and Alithya shareholders included Ancora Advisors, LLC (which prior to the Effective Date owned approximately 10.2% of the total outstanding Edgewater Common Stock), the directors and officers of Alithya and Edgewater remaining with the post-closing operations of New Alithya, Alithya shareholders receiving more than 5% of all of the issued and outstanding New Alithya Shares taken as a whole, at closing, and certain other employees or other persons mutually agreed upon between Alithya and Edgewater.

The foregoing description of the Arrangement Agreement, the Merger and the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, Amendment No. 1 thereto and Amendment No. 2 thereto, copies of which were attached as exhibits 2.1, 10.1 and 10.2, respectively, to Edgewater’s Current Reports on Form 8-K filed with the SEC on March 16, 2018, September 11, 2018 and October 18, 2018, respectively, and incorporated herein by reference.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Edgewater requested that the Nasdaq Stock Market LLC (“NASDAQ”) suspend trading of Edgewater Common Stock as of the close of business on the Effective Date, remove Edgewater Common Stock from listing on NASDAQ, and file a notification of removal from listing on Form 25 with the SEC in order to effect the delisting of Edgewater Common Stock from NASDAQ. Such delisting will result in the termination of the registration of Edgewater Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Edgewater intends to file a Form 15 with the SEC to terminate the registration of Edgewater Common Stock under Section 12(g) of the Exchange Act and suspension of Edgewater’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, upon the Effective Date, each issued and outstanding share of Edgewater Common Stock was converted into the right to receive the consideration specified in the Arrangement Agreement.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, and upon the Effective Date, a change of control of Edgewater occurred and Edgewater became a wholly-owned subsidiary of New Alithya.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Arrangement Agreement, upon the Effective Date, five of the six directors of Edgewater (Stephen Bova, Matthew Carpenter, Frederick DiSanto, Timothy Whelan, and Kurtis Wolf) voluntarily resigned from the board of directors of Edgewater and from all committees of the board of directors on which they served, and Jeffrey L. Rutherford remained as the sole director of Edgewater. Pursuant to the Arrangement Agreement, Frederick DiSanto and Jeffrey L. Rutherford were appointed on the Effective Date as members of the board of directors of New Alithya. Mr. Rutherford, Edgewater’s Chairman of the Board and Interim Chief Executive Officer also resigned from his offices as an officer of Edgewater. Paul McNeice remained as the Interim Chief Financial Officer of Edgewater and was also appointed as the Interim Chief Executive Officer of Edgewater.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the Effective Date, the certificate of incorporation and by-laws of Edgewater were amended and restated and Edgewater was renamed “Alithya USA, Inc.” Copies of the amended and restated certificate of incorporation and by-laws of Edgewater are filed as Exhibits 3.1 and 3.2 to this report, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of March 15, 2018, among Alithya Canada inc. (f/k/a Alithya Group Inc.), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), 9374-8572 Delaware Inc. and Edgewater Technology, Inc. (incorporated by reference to Exhibit 2.1 of Edgewater’s Current Report on Form 8-K filed with the SEC on March 16, 2018)

2.2	Amendment No. 1 to the Arrangement Agreement, dated as of September 10, 2018, among Alithya Canada inc. (f/k/a Alithya Group Inc.), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), 9374-8572 Delaware Inc. and Edgewater Technology, Inc. (incorporated by reference to Exhibit 10.1 of Edgewater’s Current Report on Form 8-K filed with the SEC on September 11, 2018)

2.3	Amendment No. 2 to the Arrangement Agreement, dated as of October 17, 2018, among Alithya Canada inc. (f/k/a Alithya Group Inc.), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), 9374-8572 Delaware Inc. and Edgewater Technology, Inc. (incorporated by reference to Exhibit 10.1 of Edgewater’s Current Report on Form 8-K filed with the SEC on October 18, 2018)

3.1	Amended and Restated Certificate of Incorporation of Alithya USA, Inc. (as successor by merger to Edgewater Technology, Inc.)

3.2	Amended and Restated By-laws of Alithya USA, Inc. (as successor by merger to Edgewater Technology, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2018

Alithya USA, Inc. as successor by merger to Edgewater Technology, Inc.

By:	/s/ Paul McNeice
Name:	Paul McNeice
Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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